UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 17, 2026
(Date of earliest event reported)
1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, effective November 3, 2025, Thomas Hartnett transitioned from his role as President of 1-800-FLOWERS.COM, Inc. (the “Company”) to the role of Special Advisor to the Chief Executive Officer of the Company. Mr. Hartnett assisted in the transition of the President of the Company role until his departure from the Company on February 28, 2026.
In connection with Mr. Hartnett’s separation from service with the Company, Mr. Hartnett and the Company entered into separation arrangements, effective as of April 17, 2026, comprising (i) continued base salary payments for 68 weeks (the “Severance Period”) in the amount of $823,846; (ii) a pro rata cash bonus payment for fiscal year 2026 to the extent the Company achieves the pertinent performance measures of its Sharing Success Plan; (iii) healthcare continuation coverage during the Severance Period; (iv) accelerated vesting of the outstanding restricted stock granted to Mr. Hartnett in December 2023 and November 2024; (v) extension of the exercise period for the outstanding stock options granted to Mr. Hartnett in November 2022 such that Mr. Hartnett will be permitted to exercise them until the end of their term; (vi) a general release of claims by Mr. Hartnett in favor of the Company; and (vii) Mr. Hartnett’s agreement to comply with certain restrictive covenants.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ James Langrock
James Langrock
Senior Vice President, Treasurer and Chief Financial Officer
Date: April 20, 2026